KPMG LLP
6565 Americas Parkway, N.E.
Suite 700
Albuquerque, New Mexico 87190
telephone: (505) 884-3939
facsimile: (505) 884-8348



The Board of Directors
Cell Robotics International, Inc.


We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


KPMG LLP
Albuquerque, New Mexico


January 20, 1999